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                                    POWER OF ATTORNEY

                                For Executing Forms 3, 4 and 5

        The undersigned, Peter R. Kagan, hereby constitutes and appoints Mark D, Denny and

Amanda Thrash, each, individually or jointly, with full power of substitution and resubstitution,

to have full power and authority to act in his name, place and stead and on the undersigned's behalf to:

         1. execute and deliver for and on behalf of the undersigned Forms 3, 4 and 5

                (including any amendments, corrections, supplements or other changes thereto)

                in accordance with Section 16(a) of the Securities Exchange Act of 1934, as

                amended (the "Exchange Act"), and the rules thereunder, but only to the extent each form relates to the undersigned's beneficial ownership of securities of

                Laredo Petroleum, Inc. or any of its subsidiaries;

        2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange

                Commission and any stock exchange, self-regulatory association or any other authority; and

        3. take any other action of any type whatsoever in connection with the foregoing,

                which, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve, in his discretion.

        The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorneys-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-

 in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is

 Laredo Petroleum, Inc. assuming, (i) any of the undersigned's responsibilities to comply with the requirements of the Exchange Act or any liability for the undersigned's failure to comply with such requirements or (ii) any obligation or liability that the undersigned incurs for profit disgorgement under Section 16(b) of the Exchange Act.

         This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (including any amendments, corrections, supplements or other changes thereto) with respect to the undersigned's holdings of and transactions in securities issued by Laredo Petroleum, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

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         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16th day of April, 2019.

                                                    By:

                                                           Peter R. Kagan

                     Signature Page to Power of Attorney for Executing Forms 3, 4 and 5